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                                                                    Exhibit 23.3

[PRICEWATERHOUSECOOPERS LOGO]

                                                      PRICEWATERHOUSECOOPERS LLP
                                                             350 S. Grand Avenue
                                                            Los Angeles CA 90071
                                                        Telephone (213) 356 6000
                                                        Facsimile (813) 637 4444


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 3 of our report dated November 22, 2002 relating to the financial statements of Lovelace Health Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
January 26, 2004